UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 8, 2006

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

On November 8, 2006, Marvell Technology Group Ltd. (the “Company”) entered into a credit agreement by and among the Company, the lenders party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, LaSalle Bank National Association, as syndication agent, and Keybank National Association and Commerzbank AG, as co-documentation agents (the “Credit Agreement”), pursuant to which the Company borrowed an aggregate amount of $400 million in the form of term loans (“Term Loans”).  The proceeds of the Term Loans, together with existing cash on hand, were used to finance the Company’s acquisition of certain assets and intellectual property of Intel Corporation (“Intel”) related to the Business described in Item 2.01 of this report, as well as related fees and expenses.

Amounts borrowed under the Credit Agreement bear interest, in the case of alternate base rate loans, at a rate equal to (i) the “alternate base rate,” which is the higher of (A) the rate of interest per annum announced from time to time by Credit Suisse as its prime rate in effect at it principal office in New York, New York and (B) 0.5% per annum above the Federal Funds Effective Rate (as defined in the Credit Agreement), plus (ii) a 1.00% margin. In the case of Eurodollar loans, amounts borrowed bear interest at a rate equal to the Adjusted LIBO Rate (as defined in the Credit Agreement) plus a 2.00% margin.  Such margins are subject to reduction or increase depending on the Company’s credit rating.

The amounts borrowed under the Credit Agreement are repayable in full on November 6, 2009.  The Company may prepay the Term Loans at any time without premium or penalty.  In addition, the Company must prepay the Term Loans in an amount equal to:  (i) 100% of the net cash proceeds from any asset disposition (as defined in the Credit Agreement) in excess of $20 million, subject to certain exceptions; (ii) 100% of the net cash proceeds from any casualty event (as defined in the Credit Agreement), subject to certain exceptions; (iii) 100% of the net cash proceeds from any debt incurred by or on behalf of the Company or any of the Company’s subsidiaries, subject to certain exceptions; and (iv) 25% of the excess cash flow (as defined in the Credit Agreement) for each fiscal year commencing with the fiscal year ending on January 26, 2008 if at the end of such fiscal year the Company’s ratio of total debt at such date to consolidated EBITDA for such fiscal year is equal to or greater than 1.0 to 1.0.

The Credit Agreement contains certain covenants that, subject to certain exceptions, limit, among other things, the Company’s ability and the ability of its subsidiaries from:

•              incurring additional indebtedness;

•              creating or permitting certain liens;

•              consolidating, merging, liquidating or dissolving;

•                                          making any investments, loans, advances, guarantees or acquisition;

•                                          selling, transferring, leasing or otherwise disposing of assets;

•                                          entering into sale and leaseback transactions;

•                                          entering in hedging agreements;

•                                          making dividends or other distributions with respect to equity securities;

•                                          entering into transactions with affiliates;

•                                          permitting the Company’s Total Debt (as defined in the Credit Agreement) to Total Capitalization (as defined in the Credit Agreement) to exceed 0.3 to 1.0; and

•                                          permitting the ratio of the Company’s Consolidated EBITDA (as defined in the Credit Agreement) to Consolidated Fixed Charges (as defined in the Credit Agreement), in each case for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter to be less than 1.2 to 1.0.

The Credit Agreement also restricts the ability of the Company and its subsidiaries that are guarantors of its obligations under the Credit Agreement from engaging in certain transactions with other subsidiaries that are not guarantors.

Amounts outstanding under the Credit Agreement may become immediately due and payable upon the occurrence of specified events, including, among other things: failure to pay any obligations under the Credit Agreement that have become due; breach of any representation or warranty, or certain covenants; breach of any covenants in any of the related loan documents; any default in making any payment of principal or interest of any debt the outstanding amount of which exceeds $25 million or any event or condition that results in the acceleration of such debt; filings or proceedings in bankruptcy; judgments rendered against the Company or any subsidiary involving aggregate liability of $25 million or more; any lien created by the security documents ceasing to be in full force or effect; a change in control (as defined in the Credit Agreement); any subsidiary guarantee ceasing to be valid and binding; or any non-U.S. governmental restriction or action that impairs ability of the Company or its subsidiaries to perform their obligations under the loan documents.

Certain of the Company’s subsidiaries in Bermuda, Singapore and the United States, which account for 95% of its revenues and 90% of its assets on a consolidated basis, have guaranteed the obligations under the Credit Agreement.  These subsidiaries consist of Marvell International Limited, Marvell Asia Pte. Ltd., Marvell International Technology Limited, Marvell Technology, Inc. and Marvell Semiconductor, Inc. If, at any time, the revenues or assets accounted for by these subsidiary-guarantors is less than 95% of Marvell’s revenues or 90% of its assets, Marvell must have additional subsidiaries guarantee its obligations under the Credit Agreement until the 95% and 90% criteria are satisfied.

If at any time after the earlier to occur of May 8, 2007 and the date on which the Company has received a credit rating from Moody’s and Standard & Poor’s (“S&P”),  (i) the corporate family rating of the Company is not at least Ba1 by Moody’s or the corporate rating of the Company is not at least BB+ by S&P, in each case with no negative outlook, or (ii) if the Company does not have a corporate family rating from Moody’s or a corporate rating from S&P, then the Company must promptly cause each of its U.S. subsidiaries to do each of the following:

•              guarantee the Term Loans;

•              enter into a security agreement with Credit Suisse, pursuant to which these subsidiaries would grant Credit Suisse a security interest in, among other things, and subject to certain exceptions, then owned and thereafter acquired:  (a) accounts receivable, (b) bank accounts and securities accounts, (c) equipment, and (d) inventory; and

•              deliver a mortgage with respect to real property owned by the U.S. subsidiaries.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

Pledge Agreements

In connection with the Credit Agreement, the Company and three of the Company’s subsidiaries entered into pledge agreements with Credit Suisse pursuant to which each such entity granted Credit Suisse a security interest in the equity interests held by such entity in certain affiliates.

Under the US Pledge Agreement dated as of November 8, 2006 among the Company, Marvell Technology, Inc. and Credit Suisse, Cayman Islands Branch, as administrative agent (the “US Pledge Agreement”), the Company granted Credit Suisse a security interest in 100% of the equity interests in Marvell Technology, Inc., and Marvell Technology, Inc., granted Credit Suisse a security interest in 83% of the equity interests in Marvell Semiconductor, Inc.

Under the Bermuda Pledge Agreement dated as of November 8, 2006 among the Company, Marvell International Ltd. and Credit Suisse, Cayman Islands Branch, as administrative agent (the “Bermuda Pledge Agreement”), the Company granted Credit Suisse a security interest in 100% of the equity interests in Marvell International Ltd, and Marvell International Ltd., granted Credit Suisse a security interest in 100% of the equity interests in Marvell International Technology Ltd.

Under the Share Charge Agreement dated as of November 8, 2006 between Marvell International Ltd. and Credit Suisse, Cayman Islands Branch, as administrative agent (the “Singapore Pledge Agreement”), Marvell International Ltd. granted Credit Suisse a security interest in 100% of the equity interests in Marvell Asia Pte Ltd.

Copies of the US Pledge Agreement, the Bermuda Pledge Agreement and the Singapore Pledge Agreement are attached hereto as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and each is incorporated herein by reference.  The foregoing descriptions of the US Pledge Agreement, the Bermuda Pledge Agreement and the Singapore Pledge Agreement are qualified in their entirety by reference to the full text of the applicable agreement.

Item 2.01            Completion of Acquisition or Disposition of Assets.

On November 8, 2006, the Company completed the acquisition of the communications and application processor business (the “Business”) of Intel.  The acquisition was completed in accordance with the terms and conditions of an Asset Purchase Agreement dated June 26, 2006 between the Company and Intel (the “Asset Purchase Agreement”).  Under the terms of the Asset Purchase Agreement, the Company acquired certain assets and intellectual property of Intel related to the Business in exchange for $600 million in cash and the assumption of certain liabilities.  The source of the funds for the $600 million cash purchase price included existing cash, cash equivalents and marketable securities, and the $400 million borrowed under the Credit Agreement as described in Item 2.03.

In connection with the acquisition, the parties entered into several ancillary agreements, including a transition services agreement and a supply agreement, which are designed to ensure a smooth transition of the Business to the Company and to enable Intel to continue manufacturing products for the Business until the Company can arrange other manufacturing resources.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Financial statements of the acquired business have not been included herein but will be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)           Pro Form Financial Information.

Pro forma financial information has not been included herein but is required by the Securities and Exchange Commission to be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.  As previously announced by the Company, a special committee of the Company’s Board of Directors, with the assistance of independent legal counsel and outside accounting experts, has been conducting an internal review relating to the Company’s historical stock option practices and related accounting matters.  The Company also announced that, based on the preliminary findings of the special committee, and upon the recommendation of management and the Audit Committee of the Board of Directors, the Board of Directors concluded on October 2, 2006 that the Company will need to restate historical financial statements to record additional non-cash charges for stock-based compensation expense related to past option grants.  The Company has not yet been able to determine the amount of these charges, the resulting tax and accounting impact of these actions, or which specific reporting periods require restatement.

The Company does not know when it will complete the restatement of its historical financial statements.  If the restatement is not completed by the date that is 71 calendar days after the date that this Current Report on Form 8-K is required to be filed, the Company will not be able to provide the pro forma financial information required by this Item 9.01(b) by such date.  Instead, the pro forma financial information would be included in an amendment to this Current Report on Form 8-K to be filed as soon as practicable after all relevant restated financial statements have been filed.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of June 26, 2006, by and between Intel Corporation and Marvell Technology Group Ltd.

10.1

Credit Agreement dated as of November 8, 2006, among Marvell Technology Group Ltd., the Lenders party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, LaSalle National Association, as Syndication Agent, and KeyBank National Association and Commerzbank AG, as Co-Documentation Agents.

10.2	US Pledge Agreement dated as of November 8, 2006, among Marvell Technology Group Ltd., Marvell Technology, Inc. and Credit Suisse, Cayman Islands Branch, as Administrative Agent.

10.3	Bermuda Pledge Agreement dated as of November 8, 2006, among Marvell Technology Group Ltd., Marvell International Ltd. And Credit Suisse, Cayman Islands Branch, as Administrative Agent.

10.4	Share Charge dated as of November 8, 2006 between Marvell International Ltd. and Credit Suisse, Cayman Islands Branch, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 14, 2006

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ GEORGE A. HERVEY
George A. Hervey
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of June 26, 2006, by and between Intel Corporation and Marvell Technology Group Ltd.

10.1

Credit Agreement dated as of November 8, 2006, among Marvell Technology Group Ltd., the Lenders party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, LaSalle National Association, as Syndication Agent, and KeyBank National Association and Commerzbank AG, as Co-Documentation Agents.

10.2	US Pledge Agreement dated as of November 8, 2006, among Marvell Technology Group Ltd., Marvell Technology, Inc. and Credit Suisse, Cayman Islands Branch, as Administrative Agent.

10.3	Bermuda Pledge Agreement dated as of November 8, 2006, among Marvell Technology Group Ltd., Marvell International Ltd. And Credit Suisse, Cayman Islands Branch, as Administrative Agent.

10.4	Share Charge dated as of November 8, 2006 between Marvell International Ltd. and Credit Suisse, Cayman Islands Branch, as Administrative Agent.